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                                                                    EXHIBIT 99.1
                           [AMERICAN HEALTHWAYS LOGO]

                                  NEWS RELEASE


FOR IMMEDIATE RELEASE               Contact:  Henry D. Herr
---------------------                         Executive Vice President and
                                              Chief Financial Officer
                                              (615) 665-1122

        AMERICAN HEALTHWAYS COMPLETES ACQUISITION OF CARESTEPS.COM, INC.

       WILL PROVIDE ONLINE SIMULCAST OF INVESTOR CONFERENCE CALL AND SLIDE PRESENTATION ON WEDNESDAY, JUNE 6, TO DISCUSS OPPORTUNITIES PRESENTED
                   BY THIS ACQUISITION AND OTHER INITIATIVES

NASHVILLE, Tenn. (June 1, 2001) - Thomas G. Cigarran, chairman, president and chief executive officer of American Healthways, Inc. (Nasdaq/NM: AMHC), today announced the consummation of the previously announced acquisition of CareSteps.com, Inc., a healthcare technology company that provides both an innovative, evidence-based, consumer-facing web-based health application and advanced neural network predictive modeling capabilities. In consideration for the 93% interest in CareSteps it did not already own, American Healthways issued 627,069 unregistered shares of its common stock.

         American Healthways will hold an investor conference call and slide presentation to discuss the opportunities presented by the CareSteps acquisition and other initiatives. The event will take place on Wednesday June 6, 2001, beginning at 4:00 p.m. Eastern time and lasting approximately three hours. Investors will have the opportunity to listen to the conference call and view the slide presentation live over the Internet by going to WWW.AMERICANHEALTHWAYS.COM and clicking INVESTOR RELATIONS or by going to going to WWW.STREETEVENTS.COM at least fifteen minutes early to register, download, and install any necessary software. For those who cannot listen to the live broadcast, a replay will be available at these web sites shortly after the call through the end of business on July 5, 2001. A telephone replay of the call will be available through June 12, 2001 by dialing 719/457-0820, confirmation number 732512.

         Nashville-based American Healthways, Inc. (www.americanhealthways.com) is the nation's leading and largest provider of specialized, comprehensive care and disease management services to health plans, physicians, and hospitals. Through its four product lines - DIABETES HEALTHWAYS(SM), CARDIAC HEALTHWAYS(SM), RESPIRATORY HEALTHWAYS(SM), and MYHEALTHWAYS(SM) - the Company has contracts to provide its programs to health plans with members in all 50 states, the District of Columbia and Puerto Rico. American Healthways has contracts for these programs to serve more than 325,000 health plan equivalent lives. The Company's DIABETES HEALTHWAYS(SM) program for hospitals is used by hospitals and health systems in approximately 70 markets.

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